***Denotes certain parts that have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MARKETING AND DISTRIBUTION AGREEMENT

THIS AGREEMENT made as of the 1st, December 2008, between:

MERIDIAN CO. LTD., a company duly incorporated and existing under the laws of the Republic of Korea and having its principal office at 3F Poonglim Tech-One Bldg, 273-10, Seongsu-dong 2-ga, Seongdong-gu, 133-20, Seoul, Korea

(Hereafter referred to as the “Manufacturer”)

AND

MERIDIAN MEDICAL INC., a company duly incorporated and existing under the laws of the Province of British Columbia and having its principal office at Suite 300-2150 West Broadway, Vancouver, British Columbia, Canada

(Hereafter referred to as the “Distributor”)

WHEREAS:

          A. the Manufacturer is engaged in the production of the Products (as defined hereafter);

          B. the Distributor has the resources to effectively market, distribute and sell the Products within the Territory (as defined hereafter) and desires to so market, distribute and sell the Products within the Territory;

          C. the Manufacturer wishes to provide the Distributor with the exclusive right to market, distribute and sell the Products within the Territory; and

          D. the parties wish to formalize their relationship under the terms of this agreement;

IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Definitions

          (1) As used in this agreement, the “Products” shall mean those items developed and/or manufactured by the Manufacturer as are set forth on Schedule “A” annexed to and made a part of this agreement, as well as any future items developed and/or manufactured by the Manufacturer.

          (2) As used in this agreement, the term “Territory” shall mean the countries of: Canada, United States of America, Mexico and Columbia.

          (3) As used in this agreement, the term “MAMI” shall mean the Manufacturer’s service centre located in Los Angeles, California, United States of America. MAMI is a subsidiary company of the Manufacturer, and it is there to deliver products and technical support services throughout United States of America.

2. Appointment as Exclusive Distributor of the Products

          (1) The Manufacturer appoints the Distributor, and the Distributor accepts its appointmen t, as the exclusive marketer and distributor of the Products in the Territory to promote the sale of the Products and to distribute and sell the Products. In the case of extraordinary business, the Ma nufacturer will act in a concomitant manner by supplying technical cooperation and supporting, ( for example: OEM, ODM, Government Base Project and Joint Ventures), and the Distributor sha ll discuss with the Manufacturer about the process of these types of business.

          (2) Unless otherwise terminated pursuant to the terms of this agreement, this agreement shall remain in force for a period of seven (7) years from the date of execution. Thereafter, this agreement will be automatically renewable for a further seven (7) years, unless this agreement has been earlier terminated. Furthermore, this agreement may be renewed upon the same or different terms upon the mutual evaluation and agreement of the parties, in writing.

3. Distributor's Obligations

          The Distributor shall warrant and undertake to:

(a)

Technical Support: Provide first-line technical support for the installation and use of the Products and provide warranty service, provided however that the Manufacturer will provide parts as may be required in connection with such warranty service during the warranty period, and provided further that in the case of serious and/or un- repairable mechanical problems respecting any Product the Manufacturer will replace such Product at the Manufacturer’s sole cost and expense.

(b)	Customer Service: Maintain adequate customer service respecting the Products.

4. Sub-distributors

          The Distributor may at any time and at its discretion appoint sub-distributors for the Products within the Territory, provided that any agreement appointing a sub-distributor shall be terminable at the option of the Manufacturer by the Manufacturer in the event of the termination of this agreement.

5. Co-operation for International Business

          Manufacturer may co-operate with distributor for International Business in case by case. For example, if the Distributor finds a new candidate in any particular country, the Manufacturer may discuss with the Distributor, to achieve mutual benefit for both parties.

6. Manufacturer’s Obligations

          The Manufacturer shall:

(a)	Supply Products: Supply Products under this agreement which shall be of first-class commercial quality and will meet all specifications which it releases in respect thereto.

(b)

Sales Literature: Assist the Distributor by furnishing the Distributor with standard descriptive literature and standard information such as installation instructions, technical data and manuals as are necessary to promote the sale of the Products, and including trade advertisements and promotional literature.

(c)

Technical Support: Provide technical support, training, training programs and all expertise as may be required to assist the Distributor in marketing and distributing the Products. MAMI will provide service and technical support for the United States of America, for all related manufactured products sold by the Distributor. The distributor agrees to discuss a formal relationship with MAMI under separate cover from this agreement within (30) days of mutual signing of this agreement.

(d)	Sales Leads: Provide the Distributor promptly with all sales leads, inquiries or prospects received by or brought to the attention of the Manufacturer.

(e)	Product Improvements: Advise the Distributor of all improvements and changes regarding the Products, and assist the Distributor in communicating such information to customers.

(f)	Other Distributors: To the extent permitted by law, endeavour to prevent other appointed distributors and traders from selling the Products in the Territory.

(g)

Spare Parts: In support of the Distributor’s obligations under the laws of the Territory, provide the Distributor with all necessary replacement and spare parts for any Products sold by the Distributor. Shipments of such parts shall be in accordance with the reasonable instructions provided by the Distributor. The purchase price for such spare parts shall be the Manufacturer’s normal and usual selling price for such parts, but in no event shall be higher than the lowest price at which the Manufacturer sells or offers to sell such parts to any other distributor. This obligation shall survive the termination of this agreement for a period of one year following the termination of this agreement or until the Manufacturer appoints a new distributor, whichever occurs first.

(h)

Certificates: Obtain at its sole cost and expense all necessary certificates for the Products to be sold in the Territory, provided that the Distributor will provide all reasonably necessary assistance to the Manufacturer in obtaining such certificates.

(i)

Tools and Testing Equipment: Provide the Distributor with the specifications for, and upon request will sell and deliver to the Distributor, all tools and testing equipment required for the installation, service, repair and maintenance of the Products. The price to be charged by the Manufacturer for such tools and testing equipment shall be the direct cost of same to the Manufacturer.

(j)

Technical Training: Where the Distributor is required to install service or maintain the Products, provide a full technical training course for suitable qualified technicians employed by the Distributor, at the time when this agreement is executed, or when any major modifications are made to the Products. Unless otherwise agreed in writing, such courses shall take place at the Distributor’s premises in English at such times as the Distributor shall determine. The Manufacturer shall be responsible for all travel expenses of such technicians including their return airfares to and from the Territory and their lodging while in the Territory and shall be responsible for providing at its expense accommodation and reasonable subsistence for the period of the course.

7. Right to Purchase Products

          (1) As the exclusive distributor of the Products in the Territory, the Distributor shall have, during the term of this agreement, the right to purchase the Products from the Manufacturer upon the terms and conditions set forth in this agreement.

          (2) The Manufacturer represents and guarantees to the Distributor the continued availability for sale of the Products.

8. Price

          (1) Once the Manufacturer has executed the agreement, the purchase price of the Products payable by the Distributor to the Manufacturer shall be as set out on Schedule “A”.

          (2) The Distributor shall be free to sell the Products in the Territory at whatever price it is able to obtain.

9. Product Delivery

          (1) All deliveries of the Products shall be shipped by the Manufacturer from unspecified ports in Korea to the port that the Distributor appoints in accordance with the shipment schedule agreed upon by both parties, or CIF in California USA for all United States Shipments and FOB Korean Port for all Canadian shipments. The Manufacturer will notify the Distributor of any and all necessary shipping information before each shipment to allow the Distributor to make necessary arrangements for receipt and inland transportation of the shipped Products. Risk of loss shall pass to the Distributor when the Products are received by Distributor, at which point the Manufacturer shall be deemed to have completed good delivery to the Distributor. Deliveries under this section shall be made by means of a mutually agreed international carrier.

          (2) The Distributor, with its subdistributors, shall be responsible for all duties, taxes, costs and procedures and compliance with all local laws, associated with importing all material shipped to the Distributor under this agreement into the country of destination.

          (3) The Manufacturer shall prepare all necessary export documentation (which shall include all of the several papers and documents required by the Canadian government or any office or agency thereof and all of the papers and documents of a non-official or private nature which are customarily used for the export of merchandise of Canadian origin to foreign countries such as, but not limited to (a) bills of lading, (b) memoranda of shipment or shipping invoices, (c) packing lists, (d) insurance certificate, (e) Commonwealth preference certificate, (f) certificate of origin, (g) Canadian customs export entry, (h) consular visas, (i) legalization by chambers of commerce or similar entities, and (j) notices of date of departure of the shipments, and shall carry out the shipping instructions which the Distributor will describe on each purchase order, in a manner similar to if not the same as that in which it is presently processing orders from and shipments to its foreign customers.

          (4) The Distributor shall, not later than forty-five (45) days following receipt of any of the Products, notify the Manufacturer of any discrepancies in the packing list of such Products or any damages to the Products. Upon receiving any such notice, the Manufacturer will be responsible for rectifying any claims made by the Distributor under such notice.

10. Payment

          (1) The Distributor shall pay each Manufacturer invoice for the Products within *** days after the latter of receipt of such Products and the date of invoice.

          (2) If the Distributor shall fail to pay any invoice for Products within the time herein provided, the Manufacturer shall have the right to cancel any order(s) of the Distributor for Products theretofore accepted, or to delay any further shipments of the Products to the Distributor without any liability for loss or damage of any kind incurred or occasioned by reason of any such cancellation or delay.

11. Warranty

          The Manufacturer warrants to the Distributor that the Products shall be of merchantable quality at the time of delivery to the Distributor. The Manufacturer, at its option, and at its cost, shall replace or repair any Products which fail to comply with such warranty or shall refund the purchase price paid by the Distributor therefore.

12. Insurance

          The Manufacturer shall maintain product liability insurance coverage on the Products. A certificate of insurance shall be provided to the Distributor upon the Distributor’s written request.

13. Conferences and Trade Shows

          If the event that the Distributor and the Manufacturer agree to attend any trade shows or conferences together, both parties will be responsible for providing the required space at such trade shows or conferences and any materials related to the Products. Each party will bear its own expenses for its respective representatives travelling to and attending such trade shows or conferences.

14. Relationship of the Parties

          Nothing contained in this Agreement shall be construed to (i) give any party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint ventures, co-owners or otherwise, or (iii) allow Distributor to create or assume any obligation on behalf of Manufacturer for any purpose whatsoever. All financial and other obligations associated with the Distributor’s business are the sole responsibility of the Distributor.

15. Intellectual Property

          (1) The Manufacturer represents and warrants to the Distributor that it owns all of the intellectual property (the “Intellectual Property”, which includes, but is not limited to, international and domestic patents, licenses, registrations, rights, engineering drawings, product specifications, related software, manufacturing methods and materials, testing and acceptable methods, vendor filings and related documents) in existence with respect to the Products as of the date hereof.

          (2) The Manufacturer hereby agrees to grant the Distributor a perpetual exclusive license to all Manufacturers’ the Intellectual Property. (a patent licence, trade marks and copyright of the names used by the Manufacturer) for use by the Distributor in all defined Territories present and future.

          (3) The Distributor is authorized but not obligated to describe, refer to and advertise itself as an authorized exclusive distributor of the Products in the Territory.

          (4) The Manufacturer agrees that the Distributor shall be entitled to distribute the Products under its own or other trade name within the Territory. If the Distributor distributes the Products under its own or other trade name, it shall be responsible for all artwork, promotional brochures and price lists.

          (5) In the event that the Manufacturer:

(a)

is in default in any material respect in the performance of any of its obligations under this agreement or otherwise commits any material breach of this agreement, and such default continues after thirty (30) days’ written notice from the Distributor to the Manufacturer stating the particulars of such default; or

(b)

has bankruptcy or insolvency proceedings instituted by or against it, or the Manufacturer is adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver or receiver and manager is appointed with respect to all or any part of the assets of the Manufacturer;

then the Manufacturer will grant the Distributor the Right of First Refusal to purchase the Intellectual Property, as long as both parties agree upon the fair market price.

16. Infringement of Patents, Trade Marks and Copyrights

          (1) The Manufacturer will defend the Distributor against a claim that the sale of any of the Products infringes a patent, trade mark or copyright that is made under an a mutual agreement in the Territory and the Manufacturer will pay resulting costs, damages and legal fees finally awarded, provided that the Distributor promptly notifies the Manufacturer in writing of the claim; and the Manufacturer has sole control of the defence and all related settlement negotiations.

          (2) If such claim has occurred, or in the Manufacturer’s opinion is likely to occur, the Distributor agrees to permit the Manufacturer at its option and expense, either to procure the rights to continue offering the sale of the Products or to replace or modify the Products so that they become non-infringing.

17. Information

          The Manufacturer and the Distributor shall keep each other informed of all pertinent matters affecting the operation of this agreement.

18. Termination

          (1) Either party may terminate this agreement without notice or other act if:

(a)

the other party is in default in any material respect in the performance of any of its obligations under this agreement or otherwise commits any material breach of this agreement, and such default continues after thirty (30) days' written notice from the non-defaulting party to the defaulting party stating the particulars of such default; or

(b)

bankruptcy or insolvency proceedings are instituted by or against the other party, or the other party is adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver or receiver and manager is appointed with respect to all or any part of the assets of the other party.

          (2) Any termination under this agreement (howsoever occasioned) shall automatically operate as a cancellation of any deliveries of any of the Products to the Distributor which are scheduled to be made subsequent to the effective date of termination, whether or not any orders for the Products have been theretofore accepted by the Manufacturer. All rights granted by the Manufacturer to the Distributor shall immediately be relinquished by the Distributor.

          (3) Notwithstanding any such termination:

(a)	All warranties set out in this agreement and all obligations of indemnification herein shall survive and continue to bind the parties for one (1) year after the date of termination;

(b)	The Distributor shall honour any remaining payment obligations set out in this agreement; and

(c)	The Manufacturer agrees that it will continue to provide the Distributor with parts necessary to maintain operation of Products purchased by the Distributor, in accordance with this agreement.

          (4) ***

(a)	***

(b)	***

19. No Post-Contractual Restrictions

          Neither party shall be subject to any obligation restrictive of competition, upon termination of this agreement.

20. Confidentiality

          Each party shall, during the term of this agreement, and thereafter, treat as confidential the terms of this agreement and any and all information learned by the other concerning the business or affairs of the other, subject to the requirement to make disclosure of such information in accordance with applicable laws or orders of regulatory authorities or courts of law.

21. Dispute Resolution

          All disputes arising in connection with this agreement which cannot be settled amicably through negotiation shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Any such arbitration shall be held in Seattle, Washington, United States of America. The decision rendered as a result of any such arbitration shall be final and shall be binding on both parties.

22. Assignment

          This agreement and the rights granted to the Distributor hereunder are assignable, either directly or indirectly, by the Distributor.

23. Conformity with Local Laws

          (1) Any provision or provisions of this agreement which in any way contravene the law of any state or country in which this agreement is effective, shall in such state or country, to the extent of such contravention of law, be deemed severable and shall not affect any other provision or provisions of this agreement.

          (2) The parties shall each at its own expense in its own country, take such steps, if any, as may be required to satisfy the laws and requirements of the respective country with respect to declaring, recording, or otherwise rendering this agreement valid.

24. Severability

          The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision.

25. Extended Meanings

          Words importing the singular number include the plural and vice versa and words importing gender include all genders.

26. Interpretation not Affected by Headings

          The division of this agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

27. Time of the Essence

          Time shall be of the essence under this agreement.

28. Applicable Law

          This agreement is made, executed, and delivered in Vancouver, British Columbia, Canada, and any controversy arising hereunder or in relation to this agreement shall be governed by and construed in accordance with the domestic laws of the Province of British Columbia.

29. Entire Agreement

          This agreement constitutes the entire agreement of all the parties with respect to the subject matter hereof and, except as stated in this agreement and in the instruments and documents to be executed and delivered pursuant to it, contains all of the representations, undertakings and agreements of all parties respecting the subject-matter. There are no representations, undertakings or agreements of any kind between all the parties respecting the subject-matter hereof except those contained in this agreement.

30. Notices

          (1) Any notice or other documents required or permitted to be given hereunder shall be in writing and shall be delivered, mailed by pre-paid registered mail, return receipt requested or sent by facsimile transmission addressed to the party or parties to whom it is to be given at the address shown below or at such other address or addresses as the party or parties to whom such writing or document is to be given shall have last notified all other parties hereto in accordance with the provisions of this section:

(a)	If to the Distributor at:

Meridian Medical Inc.
Suite 300-2150 West Broadway Vancouver, British Columbia Canada Fax: 604.738.8117
Email: rjk@meridianmedical.ca and abrazier@meridianmedical.ca

(b)	If to the Manufacturer at:

Meridian Co. Ltd.
3F Poonglim Tech-One Bldg., 273-10 Seongsu-dong 2-ga, Seongdong-gu 133-20, Seoul, Korea Fax: +82-2-2103-3333
Email: saintmyeong@meridian.co.kr and inbpark@meridian.co.kr

          (2) Any such notice or other document shall:

(a)

if delivered, be deemed to have been given and received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the place of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day in the place of receipt, thereafter;

(b)	if transmitted by facsimile transmission or email, be deemed to have been given and received at the place of receipt on the next business day in the place of receipt, following the day of sending, and

(c)	If mailed, be deemed to have been given and received at the place of receipt on the date of actual receipt.

          (3) In the event of postal disruption, such notices or documents must either be delivered personally or sent by facsimile transmission or email.

31. Amendment of Agreement

          None of the terms, conditions or provisions of this agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either party, their respective agents, servants or employees unless done so in writing signed by both parties.

32. Waiver of Breach

          No waiver on behalf of any part of any breach of the provisions shall be effective or binding on such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any future breach of any of the provisions of this agreement.

33. Further Assurances

          Each of the parties covenants and agrees that he, his heirs, executors, administrators, successors and permitted assigns will execute such further documents and do and perform or cause to be done and performed such further and other acts as may be necessary or desirable from time to time in order to give full effect to the provisions of this agreement.

34. Successors and Assigns

          This agreement shall be binding on and ensure to the benefit of the successors and assigns of both parties and all persons or corporations succeeding to or acquiring the business now carried on by the Manufacturer or the Distributor.

35. Execution in Counterparts

          This agreement may be executed by the parties in as many counterparts as may be necessary or by facsimile and each agreement or facsimile so executed shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement.

36. Entire Agreement

          This agreement signed by both parties and so initialled by both parties in the margin opposite this paragraph constitutes a final written expression of all of the terms of this agreement, is a complete and exclusive statement of those terms repeals and replaces the previous marketing agreement dated June 1, 2004 between the parties.

          IN WITNESS WHEREOF the parties have duly executed this agreement as of the date first above written:

MERIDIAN CO. LTD.

/s/ HYEON-SEONG MYEONG
_________________________________________
By: HYEON-SEONG MYEONG
       PERSIDENT of MERIDIAN (MANUFACTURER)

MERIDIAN MEDICAL INC.

/s/ ROBERT KRZNARIC
_________________________________________
By: ROBERT KRZNARIC
       C.E.O of MERIDIAN MEDICAL INC. (DISTRIBUTOR)

Schedule “A”

Products and Pricing

For the purposes of this agreement, “Products” shall mean the following, and each of the Products shall have the prices indicated below:

(a)	the Manufacturer’s LAPEX 2000 BCS and/or LipoLaser device;

	(i)	***

	(ii)	***

(b)	the Manufacturer’s LAPEX BCS Pro device, or any other similar Product howsoever named by the Manufacturer;

	(i)	***

	(ii)	***

(c)	the Manufacturer’s Digital Pulse Analyzer device;

	(i)	***

	(ii)	***

(d)	And all other future items and products developed and/or manufactured by the Manufacturer, which shall have such prices as are mutually agreed to by the Manufacturer and the Distributor.

* All of the Products received from the Manufacturer will be payable in USD (American) curre ncy. Any transactions made between the Manufacturer and Distributor, now and in the future wil l be made also in USD (American) currency.*

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